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For Immediate Release                           Contact:  Charles Storer

                       PERKINS FAMILY RESTAURANTS REPORTS

                        PLAN TO ACQUIRE MARIE CALLENDER'S

      MEMPHIS, Tenn., April 10, 2006 - The Restaurant Company (TRC), operator and franchisor of a national chain of restaurants under the Perkins Restaurant & Bakery name, announced today it is pursuing an acquisition of Marie Callender's Restaurant & Bakery, a chain of casual dining restaurants best known for freshly baked pies.

      The terms of the transaction were still being negotiated, TRC said. Both companies are controlled by investment funds organized and managed by Castle Harlan, Inc., the New York-based private equity firm. The transaction is subject to board and regulatory approvals.

      As currently contemplated, the transaction is expected to involve a stock-for-stock exchange, TRC said, and TRC plans to repay Marie Callender's debt with a new $100 million facility secured by substantially all of the assets of the combined businesses. In connection with the transaction, TRC also anticipates increasing its existing revolving credit line from $25 million to $40 million.

      Joseph Trungale, president and chief executive officer of TRC, is expected to become president and CEO of the combined company, TRC said, and Phillip Ratner, president and CEO of Marie Callender's, is expected to continue to run that part of the business.

      TRC (WWW.PERKINSRESTAURANTS.COM) is based in Memphis and has 481 company-owned and franchised restaurants in 33 states and five provinces of Canada. It was acquired by Castle Harlan last September in a transaction valued at approximately $245 million.

      Marie Callender's (www.mcpies.com) is based in Aliso Viejo, California, and has 138 restaurants in 10 states, primarily in the West and Southwest. Castle Harlan purchased it in 1999 for approximately $150 million.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." THESE STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT," "PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

TRC HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

     o  COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;

     o  PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;

     o  RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;

     o  GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;

     o  DEVELOPMENT AND EXPANSION PLANS;

     o PLANS WITH RESPECT TO THE POSSIBLE ACQUISITION OF THE MARIE CALLENDER'S BUSINESS AND THE FINANCING RELATED THERETO; AND

     o  STATEMENTS COVERING  BUSINESS STRATEGY.

UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF THE DATE HEREOF. TRC DOES NOT UNDERTAKE AND SPECIFICALLY DECLINE ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

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